UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2025

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 3, 2025, the Board of Directors (“Board”) of Aqua Metals, Inc. (“Company”), acting upon the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Steve Henderson and Eric Gangloff to the Board.

Steve Henderson joins Aqua Metals’ Board with over four decades of experience in automotive, specialty chemicals, and manufacturing. Most recently, he served as Executive Vice President at Leggett & Platt, overseeing businesses that accounted for over half of the company’s total revenue and EBITDA. Previously, at Dow Chemical, Henderson led the company’s automotive division and played a key role in advancing battery material innovations, working directly with industry leaders like Tesla, Ford, and Magna.

Eric Gangloff has extensive experience in capital markets, debt financing, and investment management. As the founder of Summit Alternative Investments and Chairman and CEO of AmeriFirst Finance, he has structured and executed complex debt and equity financial transactions across multiple asset classes with counterparties such as Goldman Sachs, Deutsche Bank, First National Bank of Omaha, Bayview Asset Management, Credigy, Fortress Investment Group and many others. His background includes leadership roles in both consumer finance and strategic lending, making him well-equipped to support Aqua Metals' growth and commercialization strategy.

Mr. Gangloff participated in the Company’s December 2024 private placement of secured promissory notes and warrants. Mr. Gangloff purchased a secured note in the original principal amount of $400,000, which accrues interest at the rate of 20% per annum, subject to a payment of a minimum of 12 months interest in the event of prepayment. The entire principal amount evidenced by the Notes plus all accrued and unpaid interest is due on December 31, 2025. The Company’s obligations under the Notes are secured by a first lien on the Company’s strategic metal inventory and a second lien on all other assets of the Company. Mr. Gangloff also received a warrant to purchase 200,000 shares of the Company’s common stock over a five-year period at an exercise price of $1.92 per share.

In February 2023, Aqua Metals entered into a Loan Agreement with Summit Investment Services, LLC, a Nevada limited liability company controlled by Mr. Gangloff, pursuant to which Summit provided the Company with a loan in the amount of $3,000,000. The loan accrues interest at a fixed annual rate of 9.50%. Interest-only payments are due monthly for the first 24 months and the principal and all unpaid interest is due on March 27, 2025. The loan is collateralized by a first priority lien on all assets of the Company, other than the Company’s strategic metal inventory for which Summit holds a second lien.

On February 6, 2025, we issued a press release announcing Mr. Henderson and Mr. Gangloff’s appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibits	Description
99.1	Press Release Dated February 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: February 6, 2025	/s/ Judd Merrill
Judd Merrill,
Chief Financial Officer